UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2007
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)

5208 N.E. 122nd Avenue, Portland, Oregon	97230

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(a) On November 7, 2007, by action of its Board of Directors, the Company amended and restated its Bylaws. Descriptions of the provisions adopted or changed and, if applicable, the previous provisions are provided below. These descriptions are summaries and are qualified in their entirety by the Bylaws filed herewith as Exhibit 3.1, the text of which is incorporated by reference in this Item 5.03.
     In August 2006, Nasdaq adopted rules requiring that listed securities be eligible for a Direct Registration Program by January 1, 2008. A Direct Registration Program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. Since the Company’s Bylaws were silent on the issue of uncertificated shares, the Company’s Board of Directors determined that, in order for the Company’s securities to be eligible for a Direct Registration Program, it was necessary and appropriate to amend Article IV, Section 6(b) and Article VI, Sections 1, 2 and 3 of the Company’s Bylaws to provide the Company with the ability to have uncertificated shares. As amended, the Bylaws permit the Company to issue certificated or uncertificated shares.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
3.1 Amended and Restated Bylaws of TRM Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Richard B. Stern
	Name:	Richard B. Stern
Date: November 9, 2007	Title:	President & Chief Executive Officer

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